Exhibit 32.1

Certification of Chief Executive Officer
pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          I, Margaret C. Whitman, hereby certify pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(i)	The accompanying quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of eBay Inc.

Date: November 12, 2003

/s/ MARGARET C. WHITMAN

Margaret C. Whitman
President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of this report.